Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 8 to Registration Statement on Form S-1 of CafePress Inc. of our report dated February 17, 2012, relating to the consolidated financial statements of CafePress Inc. (formerly CafePress.com, Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

March 5, 2012

San Jose, California